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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report

                                October 28, 2004

                              ULTRA PETROLEUM CORP.
             (Exact name of registrant as specified in its charter)

     Yukon Territory, Canada              0-29370                 N/A
 (State or other jurisdiction of       (Commission          (I.R.S. Employer
 incorporation or organization)        File Number)       Identification Number)

        (363 North Sam Houston Pkwy, E., Suite 1200., Houston, TX 77060)

                                 (281-876-0120)

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Item 2.02. Second announcement of 3rd Quarter earnings conference call.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

[October 28, 2004]                                            By: David Russell
                                                                  --------------
                                                                  David Russell

October 26, 2004

Ultra Petroleum Reports 170% Earnings Growth in 3rd Quarter

    HOUSTON, Oct. 26 /PRNewswire-FirstCall/ -- Ultra Petroleum Corp.
(Amex: UPL) today reported earnings increased 170% to $27.9 million or $0.35 per diluted share for the quarter ended September 30, 2004 compared to $10.3 million or $0.13 per diluted share for the same period in 2003. Cash flow (A) for the quarter ended September 30, 2004 increased 146% to $51.4 million or $0.64 per diluted share, compared to $20.9 million or $0.27 per diluted share for the same period in 2003.

    For the nine-month period ended September 30, 2004 earnings increased 153% to $66.2 million or $0.83 per diluted share compared to $26.2 million or $0.33 per diluted share for the same period in 2003. Cash flow (A) for the nine-month period increased 124% to $122.4 million or $1.53 per diluted share, compared to $54.7 million or $0.70 per diluted share for the same period in 2003.

    Production for the quarter increased 87% to 13 Bcfe, averaging 141 MMcfe/d compared to 7 Bcfe or 75.5 MMcfe/d for the same period in 2003. Including the effects of hedging, average natural gas prices for the third quarter increased to $4.91 per Mcf compared to $4.17 per Mcf during the same period in 2003 while average Wyoming oil prices increased to $42.12 per bbl compared to $31.37 per bbl in 2003. Oil prices in China averaged $36.72 per bbl.

    Production for the nine-month period ended September 30, 2004 increased 69% to 32.3 Bcfe, or 106 MMcfe/d, compared to 19 Bcfe or 63 MMcfe/d for the same period in 2003. Including the effects of hedging, average natural gas prices for the nine-month period increased to $4.87 per Mcf compared to $3.99 per Mcf while average Wyoming oil prices increased to $38.83 per bbl compared to $31.04 per bbl in 2003.

    "By continuing to bring on new wells from this year's program and delivering first oil in China during the quarter, we increased our production by 87% year over year and 35% sequentially. With 21% stronger commodity prices and a flat cost structure, we established new highs for quarterly earnings and cash flow. With nine-month production at 32.3 Bcfe, already ahead of our entire 2003 production of 28.9 Bcfe, we are well on our way to reaching and exceeding our 2004 year-end production goal of 44 Bcfe. And, as the majority of this year's wells will come on line during the fourth quarter, we expect to see production climb to a new peak, setting us up for continued industry leading growth into 2005," stated Michael D. Watford, Ultra's Chairman, President and CEO.



                                For the Three-Month        For the Nine-Month
                                   Period Ended               Period Ended
                              30-Sep-04    30-Sep-03     30-Sep-04   30-Sep-03
    Production
      Oil Production-bbls
       - WY                     92,820       50,327       241,787      147,919
      Oil Production-bbls
       - China                 210,923          ---       210,923          ---
      Natural Gas - Mcf     11,160,300    6,642,972    29,596,982   18,255,839
    Gas Equivalent
     Production - Mcfe      12,982,758    6,944,934    32,313,242   19,143,353

    Realized Product Prices
      Oil Price - $/bbl
       - WY                     $42.12       $31.37        $38.83       $31.04
      Oil Price - $/bbl
       - China                  $36.72       $  ---        $36.72       $  ---
      Gas Price - $/Mcf         $ 4.91       $ 4.17        $ 4.87       $ 3.99

    Revenues
      Oil Revenue - WY      $3,910,036   $1,578,976    $9,387,668   $4,591,912
      Oil Revenue - China   $7,745,093         $---    $7,745,093         $---
      Gas Revenue          $54,786,316  $27,711,651  $144,037,747  $72,835,464
    Total Revenues         $66,441,445  $29,290,627  $161,170,508  $77,427,376

    Operating costs and
     expenses
      Production Costs
       - WY                  1,574,589      872,364     4,104,257    2,484,784
      Production Costs
       - China                 889,000          ---       889,000          ---
      Severance/Production
       Taxes                 6,875,586    3,407,541    17,976,082    8,674,351
      Gathering              3,259,412    1,899,519     8,778,545    5,195,693
      DD&A - WY              6,676,869    4,033,606    17,573,574   11,091,346
      DD&A - China           1,031,413          ---     1,031,413          ---
      General and
       administrative        1,562,380    1,468,553     4,306,767    4,210,029
      Stock compensation       150,050          ---       773,573    1,018,220
      Interest and debt
       expense                 853,469      747,125     2,802,381    2,151,559
    Total direct expenses   22,872,768   12,428,708    58,235,592   34,825,982

    Interest and other
     income                     20,054        6,666        42,698       26,431

    Income Tax - deferred   15,713,357    6,540,598    36,796,518   16,458,292

    Net Income             $27,875,374  $10,327,987   $66,181,096  $26,169,533
      Per common share
       - basic                   $0.37        $0.14         $0.88        $0.35
      Per common share
       - fully diluted           $0.35        $0.13         $0.83        $0.33

    Cash flow from
     operations (A)        $51,447,063  $20,902,191  $122,356,174  $54,737,391
      Per common share
       - basic                   $0.69        $0.28         $1.63        $0.74
      Per common share
       - diluted                 $0.64        $0.27         $1.53        $0.70

    Shares outstanding      75,129,968   74,327,668    75,129,968   74,327,668

    Weighted Average
     - Basic                75,063,934   74,279,516    74,929,196   74,170,485

    Weighted Average
     - Diluted              80,090,907   78,537,895    79,957,440   78,335,831

    Costs per Mcfe
      Production Costs
       - WY                       0.13         0.13          0.13         0.13
      Production Costs
       - China                    0.70          ---          0.70          ---
      Severance/Production
       Taxes                      0.53         0.49          0.56         0.45
      Gathering                   0.25         0.27          0.27         0.27
    Total Lease Operating         0.97         0.89          0.98         0.85

    DD&A - WY                     0.57         0.58          0.57         0.58
    DD&A - China                  0.81          ---          0.81          ---
    General and administrative    0.12         0.21          0.13         0.22

     These statements are unaudited and subject to year-end adjustments.

     (A) "Cash flow" refers to cash flow from operations before net changes in non-cash working capital.

     Reconciliation of cash flow from operations before change in net working capital.


                        Three Months Ended Sep 30    Nine Months Ended Sep 30
                           2004          2003          2004           2003
    Net cash provided
     by operating
     activities        $59,690,289   $19,607,671   $126,039,475   $52,361,410
      Accounts payable
       and accrued
       liabilities    $(13,157,993)  $(3,865,573)   $(1,783,174)  $(3,341,399)
      Prepaid expenses
       and other
       current assets    $(846,040)   $1,139,602     $2,795,440    $3,373,345
      Accounts
       receivable      $13,470,677    $2,748,564    $11,882,168    $3,313,559
      Inventory        $(1,750,098)         $---    $(5,823,273)         $---
      Restricted cash  $       319          $318           $948        $1,044
      Deferred revenue $(3,436,624)         $---    $(3,436,624)         $---
      Other long-term
       obligations     $(2,523,467)   $1,271,609    $(7,318,786)    $(970,569)

    Cash flow from
     operations before
     net change in
     net changes in
     working capital   $51,447,063   $20,902,191   $122,356,174   $54,737,391



    Management believes that the non-GAAP measures of cash flow before changes in working capital is useful information to investors because it is widely used by professional analysts and sophisticated investors in valuing oil and gas companies. Many other investors use research reports of these analysts in making investment decisions.

    Ultra Petroleum is an independent, exploration and production company focused on developing its long life natural gas reserves in the Green River Basin of Wyoming, and oil reserves in Bohai Bay, offshore China. Ultra is listed on the American Stock Exchange under the ticker "UPL" with 75,137,968 shares outstanding as of the date of this release.

    The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use certain terms in this press release, relating to reserves and/or production that the SEC's guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K available from us at 363 North Sam Houston Parkway E., Suite 1200, Houston, TX 77060. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

    This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's businesses are set forth in their filings with the Securities and Exchange Commission. Full details regarding the selected financial information provided above will be available in the Company's annual report and in the Annual Information form to be filed under the cover of Form 10-K.



SOURCE  Ultra Petroleum Corp.
    -0-                             10/26/2004
    /CONTACT: David Russell, Investor Relations of Ultra Petroleum Corp., +1-281-876-0120, Extension 302/
    /Photo:  NewsCom: http://www.newscom.com/cgi-bin/prnh/20020226/DATU029LOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.ultrapetroleum.com /
    (UPL)

CO:  Ultra Petroleum Corp.
ST:  Texas
IN:  OIL
SU:  ERN